                                               Filing Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-37978


              PROSPECTUS SUPPLEMENT NO. 1 DATED FEBRUARY 21, 2001
                      TO PROSPECTUS DATED JANUARY 3, 2001

                      TERAYON COMMUNICATION SYSTEMS, INC.

                        536,766 Shares of Common Stock

Please read this prospectus supplement in conjunction with the prospectus dated January 3, 2001 (the "Prospectus"). The table on page 19 of the Prospectus setting forth information concerning the selling stockholders is superseded by the following table:

                             SELLING STOCKHOLDERS

     In our acquisition of Ultracom which we consummated in April 2000, we issued to all of the selling stockholders shares of our common stock, and we agreed to register all of those shares for resale. We also agreed to use reasonable efforts to keep the registration statement effective until July 5, 2001. Our registration of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of the shares.

     The following table sets forth certain information regarding the beneficial ownership of the common stock, as of February 21, 2001, by each of the selling stockholders.

     The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder. Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. None of the share amounts set forth below represents more than 1% of our outstanding stock as of February 21, 2001, adjusted as required by rules promulgated by the SEC.



                                                            Number of  Shares Being  Shares Held in
Selling Stockholder                                          Shares      Offered         Escrow
---------------------------------------------------------------------------------------------------

Moshe Shahaf                                                        6             6               0
Orckit Communications Ltd.                                     28,202        28,202           3,206
Investec Clali Trust Company Ltd. (Ziv)                           138           138              16
Investec Clali Trust Company Ltd. (Katz)                            8             8               0
Howard Strachman                                                7,998         7,998             910
Jerusalem Pacific Ventures LP                                   5,000         5,000           3,112
Mofet Israel Technology Fund Ltd.                              10,410        10,410           1,184
SVE Star Ventures Enterprises No. III GbR                      10,074        10,074           1,146
SVE Star Ventures Enterprises No. IIIA                            842           842              96
SVM Star Ventures Managementgesellschaft mbH Nr. 3 & Co.        4,432         4,432             504
Betielgungs KG
SVM Star Ventures Enterprises No. V                            34,418        34,418           3,914
Star Management of Investments (1993) LP                        6,056         6,056             688
Gilde IV Fund B.V.                                             18,478        18,478           2,102
One Liberty Fund III L.P.                                         112           112              12
Unicycle Trading Co.                                            2,230         2,230             254

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
                                                            Number of  Shares Being  Shares Held in
Selling Stockholder                                          Shares      Offered         Escrow
---------------------------------------------------------------------------------------------------

Innovacom 2                                                     7,436         7,436             846
Jerusalem Venture Partners L.P.                               161,096       161,096          18,318
Jerusalem Venture Partners (Israel) L.P.                       15,586        15,586           1,772
Gemini Israel II LP                                            50,988        50,988           5,798
Gemini Israel II Parallel Fund LP                              40,004        40,004           4,548
Advent PGGM Gemini LP                                           6,500         6,500             740
Gemini Partner Investors LP                                       818           818              94
Digital Media & Communications L.P.                             5,206         5,206             592
Chin LIN                                                          509           509               0
Aharon Fogel                                                      312           312               0
China Venture Mgmt.                                               231           231               0
Jay B. Morrison                                                   547           547               0
Bruce J. Bauer                                                    547           547               0
Ygal Ozechor                                                      509           509               0
Mike Loughry                                                      370           370               0
GAN FONDS D'INVESTISSEMENTS TRUST                                 878           878               0
JVP Corp.                                                         547           547               0
IBBE, LLC                                                       1,413         1,413               0
Gunther Family Trust                                              774           774               0
1677120 Canada Inc.                                                46            46               0
Jack Nash                                                         366           366               0
Michael Rosenthal                                                 183           183               0
Nechi Investments Inc.                                            228           228               0
Franfreluche Investments Inc.                                     228           228               0
Unicycle Trading Company                                        2,483         2,483               0
Hebrew University of Jerusalem                                  1,059         1,059               0
Jerusalem Development Authority                                 1,059         1,059               0
GAN FONDS D'INVESTISSEMENTS TRUST                               4,386         4,386               0
Kwang Hua Development & Investment Ltd.                         1,271         1,271               0
HV IPEP II - Partnership Fund LP-1                              1,737         1,737               0
HV IPEP II - Parallel Partnership Fund LP-1                       111           111               0
HV IPEP II - Partnership Fund LP-2                              1,044         1,044               0
HV IPEP II - Parallel Partnership Fund LP-2                        67            67               0
Accountant General Govt. of Israel                              1,342         1,342               0
Newbury Investors Inc.                                             46            46               0
Newbury Investors Inc.                                             81            81               0
Advent International Corporation                                2,230         2,230             254
Investec Clali Trust Company Ltd. (as trustee for the          46,018        46,018
 employees)